Exhibit 99.1

FOR IMMEDIATE RELEASE: September 15, 2008	NEWS OTCBB: ELDO

Eldorado Artesian Springs Makes First Shipment of Organic Vitamin Charged Spring Water Outside of the Rocky Mountain Region

Nation’s Largest Natural Foods Distributor – United Natural Foods – Introduces Product to Northern California as Prelude to Full Western/Southwestern United States Rollout

Louisville, Colorado, September 15, 2008 – Eldorado Artesian Springs, Inc. (OTCBB: ELDO) today announced that it shipped its first order of Organic Vitamin Charged Spring Water outside of the Rocky Mountain Region – a major milestone in the Company’s plans to aggressively expand distribution throughout the Western and Southwestern United States.

Under the direction of its new partner Organic Food Brokers, Eldorado’s line of Organic Vitamin Charged Spring Water is now being distributed throughout northern California by United Natural Foods, Inc., the nation’s largest natural foods distributor. The northern California distribution center is the largest on the West Coast.

Organic Food Brokers, which represents many leading organic brands, is spearheading a program to aggressively expand distribution and is building a broker network expected to include major players such as New Frontier Marketing and Sunshine Specialties. The brokerage team expects shelf placement in both mainstream and independent grocers along the west coast, including placement in four regions of the nation’s premier natural and health food retailer.

“We are extremely pleased with the positive reception our new organic product has received with key food brokers in our target expansion markets,” said Doug Larson, president and CEO of Eldorado Artesian Springs, Inc. “Organic Food Brokers has moved very quickly in establishing the critical relationships required for an effective rollout. We believe the brokerage team they have assembled will drive accelerated sales of our unique Organic Vitamin Charged Spring Water – the nation’s best tasting and only organically sweetened vitamin charged spring water.”

The Company’s Organic Vitamin Charged Spring Water was the subject of a feature story on CNBC’s PowerLunch program (a replay of the video is available at http://www.eldoradosprings.com).

About Eldorado Artesian Springs, Inc.
Eldorado Artesian Springs, Inc. is a leading bottler, marketer, and distributor of natural spring water beverages in the Rocky Mountains. The Company’s growing product portfolio includes the nation’s only Organic Vitamin Charged Spring Water, which was recently introduced in six flavors and has generated strong market acceptance. The Company also markets five-gallon and three-gallon bottles of water directly to homes and businesses, national retail grocery chains, and regional distributors. Additionally, the Company markets its water in smaller, more convenient size packaging to retail food stores. The source of the natural spring water is located on property owned by the Company in Eldorado Springs, Colorado. More information about the Company can be found at http://www.eldoradosprings.com.

Safe Harbor Statement
Some portions of this press release, particularly those describing Eldorado’s goals and strategies, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While Eldorado is working to achieve those goals and strategies, actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties, including difficulties in marketing its products and services, need for capital, competition from other companies and other factors, any of which could have an adverse effect on the business plans of Eldorado, its reputation in the industry or its expected financial return from operations and results of operations. In light of significant risks and uncertainties inherent in forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by Eldorado that it will achieve such forward-looking statements. For further details and a discussion of these and other risks and uncertainties, please see our most recent reports on Form 10-KSB and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Eldorado undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Contacts:

Doug Larson
Chief Executive Officer
Eldorado Artesian Springs, Inc.
303-499-1316
doug@eldoradosprings.com

Jay Pfeiffer
Pfeiffer High Investor Relations, Inc.
303-393-7044
jay@pfeifferhigh.com